Exhibit 4.1

INDENTURE

NISSAN AUTO RECEIVABLES 2023-A OWNER TRUST,

as Issuer

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Indenture Trustee

Dated as of April 26, 2023

(NAROT 2023-A Indenture)

-ii-	(NAROT 2023-A Indenture)

(continued)

-iii-	(NAROT 2023-A Indenture)

(continued)

-iv-	(NAROT 2023-A Indenture)

(continued)

-v-	(NAROT 2023-A Indenture)

CROSS-REFERENCE TABLE

(not part of this Indenture)

TIA Section	Indenture Section
(§)310(a) (1)	6.11
(a) (2)	6.11
(a) (3)	6.10(b)(1)
(a) (4)	N.A.
(a) (5)	6.11
(b)	5.04
6.08
6.11
(c)	N.A.
(§)311(a)	6.12
(b)	6.12
(c)	N.A.
(§)312(a)	7.01
(b)	7.01
7.02(b)
(c)	7.02(c)
(§)313(a)	7.04
(b) (1)	N.A.
(b) (2)	7.04
(c)	7.04
11.04
(d)	7.04
(§)314(a)	7.03
3.09
11.04
7.04
(b)	3.06
11.14
(c) (1)	11.01
6.02
8.05(b)
(c) (2)	11.01
3.06
3.10
6.02
8.05(b)
8.06
(c) (3)	11.01
(d)	11.01(c)
(e)	11.01

-vi-	(NAROT 2023-A Indenture)

TIA Section	Indenture Section
(f)	N.A.
(§)315(a)	6.01
(b)	6.05
(c)	N.A.
(d)	6.01(c)
(e)	5.13
(§)316(a)(1) (A)	5.11
(a) (1) (B)	5.12
(a) (2)	N.A.
(b)	5.07
9.02
5.13(c),
(c)	N.A.
(§)317(a) (1)	5.04
(a) (2)	5.03(c)
5.03(d)
5.04
(b)	3.03
(§)318(a)	11.07

N.A. means not applicable

-vii-	(NAROT 2023-A Indenture)

INDENTURE dated as of April 26, 2023 (this “Indenture”), between NISSAN AUTO RECEIVABLES 2023-A OWNER TRUST, a Delaware statutory trust (the “Issuer”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee and not in its individual capacity (the “Indenture Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer’s 5.424% Asset Backed Notes, Class A-1 (the “Class A-1 Notes”), 5.34% Asset Backed Notes, Class A-2a (the “Class A-2a Notes”), SOFR Rate + 0.65% Asset Backed Notes, Class A-2b (the “Class A-2b Notes”, and together with the Class A-2a Notes, the “Class A-2 Notes”), 4.91% Asset Backed Notes, Class A-3 (the “Class A-3 Notes”), 4.85% Asset Backed Notes, Class A-4 (the “Class A-4 Notes”, and collectively with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Notes”):

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in and to the following (collectively, the “Collateral”):

(i) the Receivables (including all related Receivable Files) and all monies due thereon or paid thereunder or in respect thereof after the Cut-off Date;

(ii) the Accounts and amounts on deposit in the Accounts;

(iii) the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any related property;

(iv) any proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering the Financed Vehicles or the Obligors;

(v) payments in respect of any Dealer Recourse with respect to the Receivables;

(vi) the Sale and Servicing Agreement, the Purchase Agreement and the Assignment;

(vii) the right of the Issuer to realize upon any property (including the right to receive future Net Liquidation Proceeds) that shall have secured a Receivable;

(viii) rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cut-off Date;

(ix) all other assets comprising the Owner Trust Estate; and

(x) all proceeds of the foregoing.

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, and subject to the subordinate claims thereon of the Holders of the Certificates, all as provided in this Indenture.

1	(NAROT 2023-A Indenture)

The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Holders of the Notes may be adequately and effectively protected.

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01 Definitions. Except as otherwise specified herein or if the context may otherwise require, capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Sale and Servicing Agreement, dated as of the date hereof (the “Sale and Servicing Agreement”), by and among Nissan Auto Receivables Company II LLC, as seller, Nissan Motor Acceptance Company LLC, as servicer, the Issuer and the Indenture Trustee.

SECTION 1.02 Usage of Terms. With respect to all terms in this Indenture, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Indenture; references to Persons include their permitted successors and assigns; references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto; and the term “including” means “including without limitation.”

SECTION 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined in the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings so assigned to them.

2	(NAROT 2023-A Indenture)

ARTICLE II

The Notes

SECTION 2.01 Form. The Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes, in each case, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth as Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

SECTION 2.02 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes. The Indenture Trustee shall upon Issuer Order authenticate and deliver the Class A-1 Notes for original issue in an aggregate principal amount of $300,000,000, the Class A-2a Notes for original issue in an aggregate principal amount of $227,500,000, the Class A-2b Notes for original issue in an aggregate principal amount of $225,000,000, the Class A-3 Notes for original issue in an aggregate principal amount of $402,500,000, and the Class A-4 Notes for original issue in an aggregate principal amount of $95,000,000. The aggregate principal amount of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes outstanding at any time may not exceed such respective amounts except as provided in Section 2.05. The Notes shall be issuable as registered Notes in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof; provided that any Retained Notes shall be issued as Definitive Notes and the holder of such Retained Notes shall be a Note Owner and a Noteholder for all purposes of this Indenture. Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form included in Exhibit A, as the case may be, executed by the Indenture Trustee by the manual or facsimile signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

3	(NAROT 2023-A Indenture)

SECTION 2.03 Temporary Notes. Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes. If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes of any Class, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like principal amount of Definitive Notes of such Class of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

SECTION 2.04 Registration; Registration of Transfer and Exchange.

(a) The Note Registrar shall maintain a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and transfers and exchanges of Notes as provided in this Indenture. The Indenture Trustee is hereby initially appointed Note Registrar for the purpose of registering Notes and transfers and exchanges of Notes as provided in this Indenture. In the event that, subsequent to the Closing Date, the Indenture Trustee notifies the Issuer that it is unable to act as Note Registrar, the Issuer shall appoint another bank or trust company, having an office or agency located in St. Paul, Minnesota, agreeing to act in accordance with the provisions of this Indenture applicable to it, and otherwise acceptable to the Indenture Trustee, to act as successor Note Registrar under this Indenture.

If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

(b) Upon the proper surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Issuer shall execute, and the Indenture Trustee shall authenticate in the name of the designated transferee or transferees, one or more new Notes of the same Class in authorized denominations of a like aggregate principal amount.

(c) At the option of the Holder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive. Every Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee and the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

4	(NAROT 2023-A Indenture)

(d) No service charge shall be made for any registration of transfer or exchange of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(e) All Notes surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Indenture Trustee.

(f) By acquiring a Note (or any interest therein), each Note Owner (and if the Note Owner is a Plan, its fiduciary) will be deemed to (i) represent, warrant and covenant that either (A) it is not acquiring and will not hold the Note (or any interest therein) for, on behalf of or with the assets of a Benefit Plan or any Plan that is subject to Similar Law; or (B) the acquisition, holding and disposition of the Note (or any interest therein) does not and will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a violation of any Similar Law and (ii) acknowledge and agree that Benefit Plans and Plans that are subject to Similar Law may not acquire the Notes at any time that the ratings on the Notes are below investment grade or the Notes have been characterized as other than indebtedness for applicable local law purposes.

(g) The Retained Notes, if any (or interests therein), will not be transferred (other than to a Person specified in the definition of Retained Notes) unless a written opinion of counsel, which counsel and opinion shall be acceptable to the Indenture Trustee, is delivered to the Indenture Trustee to the effect that, for federal income tax purposes, such Notes after such transfer will be treated as debt and, if there are other Notes of the same Class as such transferred Notes which are not Retained Notes prior to such transfer, for such purposes such Notes will be fungible with such other Notes of the same Class; provided, however, that fungibility need not take into account whether Notes are, or are not, Definitive Notes.

(h) No Retained Note has been or will be registered under the Securities Act or any other applicable securities or “blue sky” laws of any state or other jurisdiction, and no Retained Note or any interest therein may be resold, assigned, pledged or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable Securities or “blue sky” laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

(i) Each Retained Note will bear a legend to the following effect:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS, PURSUANT TO AN EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO.

5	(NAROT 2023-A Indenture)

SECTION 2.05 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class. In connection with the issuance of any new Note under this Section 2.05, the Issuer may require payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Every replacement Note issued pursuant to this Section 2.05 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

The provisions of this Section 2.05 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.06 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee shall treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

6	(NAROT 2023-A Indenture)

SECTION 2.07 Payments of Principal and Interest.

(a) The Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes shall accrue interest during each Interest Period at the Class A-1 Interest Rate, the Class A-2a Interest Rate, the Class A-2b Interest Rate, the Class A-3 Interest Rate and the Class A-4 Interest Rate, respectively, and such interest shall be payable on each related Distribution Date as specified in the applicable Note by applying amounts available pursuant to Section 5.06 of the Sale and Servicing Agreement and Section 3.01 of this Indenture. Any installment of interest or principal payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by wire transfer in immediately available funds to the account designated by such nominee, except for the final installment of principal payable with respect to such Note on a Distribution Date or on the applicable Final Scheduled Distribution Date, which shall be payable as provided below.

(b) The principal of each Note shall be payable in installments on each Distribution Date by applying amounts available pursuant to Section 5.06 of the Sale and Servicing Agreement. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the earlier of (i) from and after the date on which the Notes have been declared to be immediately due and payable in the manner provided in Section 5.02 in connection with an Event of Default and (ii) with respect to any Class of Notes, on the Final Scheduled Payment Date or the Redemption Date for that Class. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Distribution Date on which the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile not less than 10 nor more than 30 days prior to such final Distribution Date, shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

SECTION 2.08 Cancellation. All Notes surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

SECTION 2.09 Release of Collateral. Subject to Sections 8.05 and 11.01 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Officer’s Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(l) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

7	(NAROT 2023-A Indenture)

SECTION 2.10 Book-Entry Notes. The Notes (other than any Retained Notes), upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, or a custodian therefor, by, or on behalf of, the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner thereof will receive a Definitive Note representing such Note Owner’s interest in such Note (other than in the case of any Retained Notes), except as provided in Section 2.12. Except for any Retained Notes, and, otherwise, unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to such Note Owners pursuant to Section 2.12:

(a) the provisions of this Section shall be in full force and effect;

(b) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the authorized representative of the Note Owners;

(c) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(d) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

(e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes or of the Notes of any Class, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

SECTION 2.11 Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Note Owners pursuant to Section 2.12, and except with respect to notices and communications to any Holders of Retained Notes, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency and shall be deemed to have been given as of the date of delivery to the Clearing Agency.

SECTION 2.12 Definitive Notes. Except for any Retained Notes (which shall be originally issued as Definitive Notes), if (i) the Seller, the Owner Trustee or the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Seller, the

8	(NAROT 2023-A Indenture)

Owner Trustee or the Administrator are unable to locate a qualified successor (and if the Administrator has made such determination, the Administrator has given written notice thereof to the Indenture Trustee), (ii) the Seller, the Indenture Trustee or the Administrator, at its option and to the extent permitted by law, advises each other such party in writing that it elects to terminate the book-entry system through the Clearing Agency, or (iii) after the occurrence of an Event of Default or a Servicer Default, Note Owners representing beneficial interests aggregating a majority of the Outstanding Amount of the Notes of all Classes advise the Indenture Trustee and the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency or a successor thereto is no longer in the best interests of the Note Owners acting together as a single Class, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders. The Indenture Trustee, Issuer and Administrator shall not be liable for any inability to locate a qualified successor Clearing Agency. From and after the date of issuance of Definitive Notes, all notices to be given to Noteholders will be mailed thereto at their addresses of record in the Note Register as of the relevant Record Date. Such notices will be deemed to have been given as of the date of mailing. Interest and principal payments on the Definitive Notes on each Distribution Date will be made to the holders in whose names the related Definitive Notes, as applicable, were registered at the close of business on the related Record Date. Payments will be made by check mailed to the address of such holders as they appear on the Note Register, except that a Noteholder having original denominations aggregating at least $1 million may request payment by wire transfer of funds pursuant to written instructions delivered to the Indenture Trustee at least five Business Days prior to the Distribution Date. The final payment on any Definitive Notes will be made only upon presentation and surrender of the Definitive Notes at the office or agency specified in the notice of final payment to Noteholders. From and after the Closing Date, the Holder of a Definitive Note (other than any Retained Note) and the Issuer may elect for such Note to be issued in the form of a Book-Entry Note provided the Clearing Agency is then willing and able to discharge its responsibilities with respect to the Book Entry Notes. In connection with such election, the Issuer and the Indenture Trustee shall upon Issuer Order execute, authenticate and deliver the Book-Entry Note and documents related thereto in accordance with the terms hereof and the Issuer Order.

SECTION 2.13 Tax Treatment.

(a) The Issuer has entered into this Indenture, and the Notes (other than the Retained Notes, if any) will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Owner Trust Estate. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes (other than the Retained Notes, if any) for federal, state and local income, single business and franchise tax purposes as indebtedness secured by the Owner Trust Estate.

9	(NAROT 2023-A Indenture)

(b) Each Note Owner and Noteholder, by the purchase of such Note or its acceptance of a beneficial interest therein, acknowledges that interest on the Notes will be treated as United States source interest, and, as such, United States withholding tax may apply. Each such Note Owner and each Noteholder further agrees, upon request, to provide any certifications that may be required under applicable law, regulations or procedures to evidence such status and understands that if it ceases to satisfy the foregoing requirements or provide requested documentation, payments to it under the Notes may be subject to United States withholding tax (without any corresponding gross-up). Without limiting the foregoing, such recipient shall deliver to the Issuer, with a copy to the Indenture Trustee, at the time or times prescribed by the Code and at such time or times reasonably requested by the Issuer or the Indenture Trustee, such documentation prescribed by the Code (including as prescribed by Code Section 1471(b)(3)(C)(i)) and such additional documentation reasonably requested by the Issuer or the Indenture Trustee to comply with their respective obligations under FATCA, to determine that such recipient has complied with such recipient’s obligations under FATCA, or to determine the amount to deduct and withhold from such payment.

(c) Notwithstanding the foregoing, to the extent the Issuer is treated as a partnership for federal, state or local income or franchise purposes and a Noteholder (or Note Owner, as applicable) is treated as a partner in such partnership, the Noteholders (and Note Owners, as applicable) agree that any tax, penalty, interest or other obligation imposed under the Code with respect to the income tax items arising from such partnership shall be the sole obligation of the Noteholder (or Note Owner, as applicable) to whom such items are allocated and not of such partnership.

SECTION 2.14 Calculation Agent. The Calculation Agent will obtain the SOFR Rate and calculate the Interest Rate on the Floating Rate Note and deliver to the Servicer written notice on each Determination Date of such rate (which may be in electronic form). All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Floating Rate Note. All percentages resulting from any calculation on the Floating Rate Note will be rounded to the nearest one hundredth-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Floating Rate Note will be rounded to the nearest cent (with one-half cent being rounded upwards). If the Calculation Agent is unable or unwilling to act as such, the Administrator will promptly appoint a replacement Calculation Agent or, if it elects to not make such an appointment, assume the duties of Calculation Agent.

SECTION 2.15 Determination of SOFR.

(a) So long as the Class A-2b Notes are Outstanding, the Calculation Agent shall obtain SOFR in accordance with the definition of “SOFR Rate” on each SOFR Adjustment Date and shall promptly provide such rate to the Administrator or such person as directed by the Administrator. All determinations of SOFR by the Calculation Agent, in the absence of manifest error, will be conclusive and binding on the Noteholders.

10	(NAROT 2023-A Indenture)

(b) The Basic Documents may be amended to make any technical, administrative or operational changes that, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice for asset-backed securities.

(c) All percentages resulting from any calculation on the Class A-2b Notes shall be rounded to the nearest one hundredth-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Class A-2b Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

(d) None of the Owner Trustee, the Indenture Trustee or the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability of the SOFR Rate or whether clause (b) of the definition of “Compounded SOFR” is applicable or whether or when to give notice to any other transaction party of such applicability or (ii) to determine whether any technical, administrative or operational changes are necessary or advisable, if any, to adjust the SOFR Rate in a manner substantially consistent with or conforming to market practice for asset-backed securities.

(e) None of the Owner Trustee, the Indenture Trustee or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture or any of the other Basic Documents as a result of the unavailability of the SOFR Rate and absence of a designated replacement benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Administrator, in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture or any of the other Basic Documents and reasonably required for the performance of such duties.

ARTICLE III

Covenants, Representations and Warranties

SECTION 3.01 Payment of Principal and Interest. In accordance with the terms of this Indenture, the Issuer will duly and punctually (i) pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture and (ii) cause the Servicer to direct the Indenture Trustee to release from the Collection Account all other amounts distributable or payable in accordance with the Sale and Servicing Agreement. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

SECTION 3.02 Maintenance of Office or Agency. The Issuer will maintain in St. Paul, Minnesota, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

11	(NAROT 2023-A Indenture)

SECTION 3.03 Money for Payments To Be Held in Trust. As provided in Sections 8.02 and 8.03, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account, the Reserve Account, pursuant to Sections 8.02 and 8.03 shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from such accounts for payments of Notes shall be paid over to the Issuer, the Owner Trustee or the Administrator except as provided in this Section 3.03.

On or before each Distribution Date, the Issuer shall deposit in the Collection Account or, in accordance with the Sale and Servicing Agreement, cause to be deposited (including the provision of instructions to the Indenture Trustee to make any required withdrawals from the Reserve Account, and to deposit such amounts in the Collection Account) an aggregate sum sufficient to pay the amounts then becoming due under the Notes and the Certificates, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

The Indenture Trustee, as Paying Agent, hereby agrees with the Issuer that it will, and the Issuer will cause each Paying Agent other than the Indenture Trustee, as a condition to its acceptance of its appointment as Paying Agent, to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this Section 3.03, that such Paying Agent will:

(a) hold all sums held by it for the payment of amounts due with respect to the Notes or for release to the Issuer for payment on the Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay or release such sums to such Persons as herein provided;

(b) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes or the release of any amounts to the Issuer to be paid to the Certificateholders;

(c) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(d) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes (or for release to the Issuer) if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

(e) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes or Certificates (or assisting the Issuer to withhold from payment to the Certificateholders) of any applicable withholding taxes imposed thereon, including FATCA Withholding Tax (including obtaining and retaining from Persons entitled to payments with respect to the Notes any Tax Information and making any withholdings with respect to the Notes as required by the Code (including FATCA) and paying over such withheld amounts to the appropriate governmental authority); and

12	(NAROT 2023-A Indenture)

(f) comply with any applicable reporting requirements in connection with any payments made by it on any Notes and any withholding of taxes therefrom, and, upon request, provide any Tax Information to the Issuer.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed after such amount has become due and payable and after the Indenture Trustee has taken the steps described in this paragraph shall be discharged from such trust and be paid to Second Harvest Food Bank of Tennessee upon presentation thereto of an Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease. In the event that any Noteholder shall not surrender its Notes for retirement within six months after the date specified in the written notice of final payment described in Section 2.07, the Indenture Trustee will give a second written notice to the registered Noteholders that have not surrendered their Notes for final payment and retirement. If within one year after such second notice any Notes have not been surrendered, the Indenture Trustee shall, at the expense and direction of the Issuer, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to Second Harvest Food Bank of Middle Tennessee. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment specified by the Issuer or the Administrator.

SECTION 3.04 Existence. The Issuer will keep in full effect its existence, rights and franchises under the laws of the state of its formation (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Owner Trust Estate.

13	(NAROT 2023-A Indenture)

SECTION 3.05 Protection of Owner Trust Estate. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(a) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(b) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(c) enforce any of the Collateral; or

(d) preserve and defend title to the Owner Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Owner Trust Estate against the claims of all persons and parties.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to authorize, file and/or execute any financing statement, continuation statement or other instrument required to be executed and/or filed pursuant to this Section 3.05.

SECTION 3.06 Opinions as to Owner Trust Estate.

(a) On the Closing Date, the Issuer shall furnish or cause to be furnished to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the execution, recording and filing of this Indenture, any indentures supplemental hereto, any requisite financing statements and continuation statements and any other requisite documents necessary to perfect and make effective the lien and security interest of this Indenture or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

(b) The Issuer shall furnish or cause to be furnished to the Indenture Trustee an Opinion of Counsel, dated as of a date within 90 days after the beginning of each fiscal year of the Issuer, beginning in 2023, either stating that, in the opinion of such counsel, such action has been taken with respect to the execution, recording, filing or re-recording and refiling of this Indenture, any indentures supplemental hereto, any financing statements and continuation statements and any other requisite documents necessary to maintain the lien and security interest created by this Indenture or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the execution, recording, filing or re-recording and refiling of this Indenture, any indentures supplemental hereto, any financing statements and continuation statements and any other documents that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until the date in the following calendar year on which such Opinion of Counsel must again be delivered.

SECTION 3.07 Performance of Obligations; Servicing of Receivables.

(a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Owner Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in the Basic Documents.

14	(NAROT 2023-A Indenture)

(b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

(c) The Issuer will punctually perform and observe all of its obligations and agreements contained in the Basic Documents and in the instruments and agreements included in the Owner Trust Estate, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of the Trust Agreement, this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein.

(d) As promptly as possible after the giving of notice of termination to the Servicer of the Servicer’s rights and powers pursuant to Section 8.01 of the Sale and Servicing Agreement, the Indenture Trustee shall appoint a successor servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed and accepted its appointment as set forth in Section 8.02 of the Sale and Servicing Agreement, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer and shall thereafter be entitled to the Total Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, and the predecessor Servicer, if no successor Servicer has been appointed at the time the predecessor Servicer has ceased to act, may petition a court of competent jurisdiction to appoint, any established institution having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automobile and/or light-duty truck receivables, as the successor to the Servicer under the Sale and Servicing Agreement. Upon such appointment, the Indenture Trustee will be released from the duties and obligations of acting as Successor Servicer, such release effective upon the effective date of the servicing agreement entered into between the Successor Servicer and the Issuer.

In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such Successor Servicer shall agree, subject to the limitations set forth below and in the Sale and Servicing Agreement, and in accordance with Section 8.02 of the Sale and Servicing Agreement, the Issuer shall enter into an agreement with such Successor Servicer for the servicing of the Receivables (such agreement to be in form and substance satisfactory to the Indenture Trustee). If the Indenture Trustee shall succeed to the Servicer’s duties, it shall not be liable for its failure to perform such duties if such failure is a result of the Servicer’s failure to deliver all documents and data required for servicing of the Receivables. If the Indenture Trustee shall succeed to the Servicer’s duties as servicer of the Receivables as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Indenture Trustee in its duties as Successor Servicer and the servicing of the Receivables. In case the Indenture Trustee shall become the Successor Servicer, the Indenture Trustee shall be entitled to appoint as a subservicer any one of its Affiliates, provided that the Indenture Trustee, in its capacity as Successor Servicer, shall remain fully liable for the actions and omissions of such Affiliate.

15	(NAROT 2023-A Indenture)

(e) Upon any termination of the Servicer’s rights and powers pursuant to the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Owner Trustee. As soon as a Successor Servicer is appointed, the Issuer shall notify the Indenture Trustee and the Owner Trustee of such appointment, specifying in such notice the name and address of such Successor Servicer.

SECTION 3.08 Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

(a) except as expressly permitted by Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Owner Trust Estate, unless directed to do so by the Indenture Trustee;

(b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Owner Trust Estate;

(c) except as may be expressly permitted hereby, (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Owner Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on any of the Financed Vehicles and arising solely as a result of an action or omission of the related Obligor), (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics’ or other lien) security interest in the Owner Trust Estate, or (D) dissolve or liquidate in whole or in part; or

(d) assume or incur any indebtedness other than the Notes or as expressly contemplated by this Indenture or by the Basic Documents.

SECTION 3.09 Annual Statement as to Compliance. The Issuer will cause the Servicer to deliver to the Indenture Trustee concurrently with its delivery thereof to the Issuer the annual statement of compliance described in Section 4.10 of the Sale and Servicing Agreement. In addition, on the same date annually upon which such annual statement of compliance is to be delivered by the Servicer, the Issuer shall deliver to the Indenture Trustee an Officer’s Certificate,

(a) stating, as to the Authorized Officer signing such Officer’s Certificate, that a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and

16	(NAROT 2023-A Indenture)

(b) furnishing, to the extent of the Authorized Officer’s knowledge, information regarding the Issuer’s compliance with all conditions and covenants under this Indenture throughout such year in all material respects.

SECTION 3.10 Issuer May Consolidate, etc., Only on Certain Terms.

(a) The Issuer shall not consolidate or merge with or into any other Person, unless:

(1) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the duty to make due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3) the Rating Agency Condition shall have been satisfied with respect to such transaction;

(4) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

(5) any action that is necessary to maintain each lien and security interest created by the Trust Agreement, the Sale and Servicing Agreement or this Indenture shall have been taken; and

(6) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and any related supplemental indenture complies with this Article III and that all conditions precedent provided in this Indenture relating to such transaction have been complied with (including any filing required by the Exchange Act).

(b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Owner Trust Estate, to any Person, unless:

(1) the Person that acquires by conveyance or transfer such properties and assets of the Issuer shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state or the District of Columbia, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the duty to make due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and

17	(NAROT 2023-A Indenture)

interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Calculation Agent and the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture and the Notes, and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings that counsel satisfactory to such purchaser or transferee and the Indenture Trustee determines must be made with (1) the Commission (and any other appropriate Person) required by the Exchange Act or the appropriate authorities in any state in which the Notes have been sold pursuant to any qualification or exemption under the securities or “blue sky” laws of such state, in connection with the Notes or (2) the Internal Revenue Service or the relevant state or local taxing authorities of any jurisdiction;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3) the Rating Agency Condition shall have been satisfied with respect to such transaction;

(4) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

(5) any action that is necessary to maintain each lien and security interest created by the Trust Agreement, the Sale and Servicing Agreement or this Indenture shall have been taken; and

(6) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

SECTION 3.11 Successor or Transferee.

(a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), Nissan Auto Receivables 2023-A Owner Trust will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes and the Certificates immediately upon the delivery of written notice to the Indenture Trustee stating that Nissan Auto Receivables 2023-A Owner Trust is to be so released.

18	(NAROT 2023-A Indenture)

SECTION 3.12 No Other Business. Unless and until the Issuer shall have been released from its duties and obligations hereunder, the Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Receivables and other property comprising the Owner Trust Estate in the manner contemplated by the Basic Documents and activities incidental thereto.

SECTION 3.13 No Borrowing. Unless and until the Issuer shall have been released from its duties and obligations hereunder, the Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes or other obligations permitted hereunder (including the obligation to reimburse certain expenses of the Servicer) or under another Basic Document (including indemnification expenses of the Issuer and certain fees and expenses of the Administrator).

SECTION 3.14 Guarantees, Loans, Advances and Other Liabilities. Unless and until the Issuer shall have been released from its duties and obligations hereunder, except as contemplated by the Sale and Servicing Agreement, this Indenture, or the other Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

SECTION 3.15 Capital Expenditures. Unless and until the Issuer shall have been released from its duties and obligations hereunder, the Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

SECTION 3.16 Removal of Administrator. So long as any Notes are Outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection therewith.

SECTION 3.17 Restricted Payments. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with the Basic Documents.

SECTION 3.18 Notice of Events of Default. The Issuer shall give the Indenture Trustee, the Owner Trustee, and the Administrator (and the Administrator will provide notice thereof to each Rating Agency) prompt written notice of each Event of Default hereunder, each Servicer Default and each default on the part of the Seller of its obligations under the Sale and Servicing Agreement and NMAC of its obligations under the Purchase Agreement.

The Indenture Trustee shall notify each Noteholder of record in writing of any Event of Default promptly upon an Authorized Officer obtaining actual knowledge thereof. Such notices will be provided in accordance with Section 2.11.

SECTION 3.19 Further Instruments and Actions. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

19	(NAROT 2023-A Indenture)

SECTION 3.20 Representations and Warranties. The Issuer makes the following representations and warranties. Such representations and warranties speak as of the Closing Date, but shall survive the Closing Date. Notwithstanding anything to the contrary, the Indenture Trustee shall not waive any breach of representations or warranties in this Section 3.20 without the written consent of at least a majority of the Outstanding Amount of the Notes, voting as a single class.

(a) This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee (to the extent such security interest can be perfected by the filing of a financing statement), which security interest is prior to all other Liens, and is enforceable as such as against creditors of any purchasers from the Issuer.

(b) The Issuer has taken all steps necessary to perfect its security interest against the Obligor in the property securing the Receivables.

(c) The Receivables constitute “tangible chattel paper” or “electronic chattel paper” within the meaning of the applicable UCC.

(d) The Issuer owns and has good and marketable title to the Collateral free and clear of any Lien, claim or encumbrance of any Person.

(e) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral (to the extent such security interest can be perfected by the filing of a financing statement) granted to the Indenture Trustee hereunder.

(f) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that includes a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or a financing statement as to which the security interest covering the Receivables has been released. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(g) The Servicer, as an agent of the Issuer, and to the extent allowed by law, has in its possession all originals or authoritative copies of the tangible records constituting or forming a part of the Collateral. The Servicer shall at all times maintain control, as defined in Section 9-105 of the UCC, of all electronic chattel paper. The Receivable Files that constitute or evidence the Collateral do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed by the Issuer to any Person other than the Indenture Trustee. All financing statements filed or to be filed against the Issuer in favor of the Indenture Trustee in connection herewith describing the Collateral contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement, except as permitted in the Indenture, will violate the rights of the Indenture Trustee.”

20	(NAROT 2023-A Indenture)

ARTICLE IV

Satisfaction and Discharge

SECTION 4.01 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.08, 3.10, 3.12 and 3.13, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Sections 3.03 and 4.02), and (vi) the rights of the Noteholders and the Certificateholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(a) either (1) all Notes theretofore authenticated and delivered (other than Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation or (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation have become due and payable or will become due and payable within one year (either because the Final Scheduled Distribution Date for the Class A-4 Notes is within one year or because the Indenture Trustee has received notice of the exercise of the option granted pursuant to Section 9.01 of the Sale and Servicing Agreement) and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due;

(b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer (but without taking into account any payments to the Designated Account for distribution to the Certificateholder); and

(c) the Issuer has delivered to the Indenture Trustee, an Officer’s Certificate, an Opinion of Counsel (if required by the TIA) and an Independent Certificate from a firm of certified public accountants (if required by the TIA and if such discharge is not related to a redemption of the Notes in accordance with Article X), each meeting the applicable requirements of Section 11.01 and, subject to Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 4.02 Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to Section 4.01 hereof shall be held in trust and (a) applied by it in accordance with the provisions of the Notes and this Indenture to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest or (b) released to the Owner Trustee for application pursuant to the Trust Agreement or the Sale and Servicing Agreement; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

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SECTION 4.03 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 or 4.02 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE V

Remedies

SECTION 5.01 Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five Business Days;

(b) default in the payment of the principal of any Note on the Final Scheduled Distribution Date or the Redemption Date;

(c) a material default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with) which shall continue or not be cured for a period of 90 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least a majority of the Outstanding Amount of the Notes, acting together as a single class, a written notice specifying such default;

(d) any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 60 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least a majority of the Outstanding Amount of the Notes, acting together as a single Class, a written notice specifying such incorrect representation; or

(e) an Insolvency Event shall have occurred with respect to the Issuer.

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SECTION 5.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Holders of a majority of the Outstanding Amount of the Notes, voting as a single class may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of a majority of the Outstanding Amount of the Notes, voting as a single class, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(a) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(1) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

(2) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 5.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of any Note at the related Final Scheduled Distribution Date or Redemption Date, the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest at the rate borne by the Notes and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

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(c) If an Event of Default occurs and the maturity of the Notes is accelerated, the Indenture Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders and, incidentally thereto, the Certificateholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law, or the Indenture Trustee may elect to maintain the Collateral and continue to apply the proceeds from the Collateral in accordance with Section 5.04(b).

(d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Owner Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, then, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, the Indenture Trustee shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(1) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

(2) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(3) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(4) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property.

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Any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

(e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

(g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

SECTION 5.04 Remedies; Priorities.

(a) If an Event of Default shall have occurred and resulted in the acceleration of the Notes, the Indenture Trustee shall make payments as set forth in Section 5.04(b) of this Indenture, rather than pursuant to Section 5.06(a) of the Sale and Servicing Agreement.

(b) Notwithstanding the provisions of Section 5.06(a) of the Sale and Servicing Agreement, if the Indenture Trustee collects any money or property pursuant to this Article V and the Notes have been accelerated, it shall make the following deposits and distributions on such Distribution Date, to the extent of Available Amounts on deposit in the Collection Account for such Distribution Date, in the following order of priority:

(1) pro rata, to the Indenture Trustee, the Calculation Agent and the Owner Trustee, any accrued and unpaid fees, expenses and indemnity payments, as applicable, due pursuant to this Indenture and the Trust Agreement, respectively, but only to the extent that such fees, expenses or indemnity payments, as applicable, have not been paid by the Administrator and have been outstanding for at least sixty (60) days;

25	(NAROT 2023-A Indenture)

(2) to the Asset Representations Reviewer, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Asset Representations Review Agreement, but only to the extent that such fees, expenses or indemnity payments have not been paid by the Sponsor and have been outstanding for at least sixty (60) days;

(3) to the Servicer, the Base Servicing Fee and any unpaid Base Servicing Fees from one or more prior Collection Periods;

(4) on a pro rata basis (based on the amounts distributable pursuant to this clause to each Class of Noteholders), to the Class A-1 Noteholders, the Noteholders’ Interest Distributable Amount for such Class, to the Class A- -2a Noteholders, the Noteholders’ Interest Distributable Amount for such Class, to the Class A-2b Noteholders, the Noteholders’ Interest Distributable Amount for such Class, to the Class A-3 Noteholders, the Noteholders’ Interest Distributable Amount for such Class, and to the Class A-4 Noteholders, the Noteholders’ Interest Distributable Amount for such Class;

(5) to the Class A-1 Noteholders, until the principal amount of the Class A-1 Notes is reduced to zero, and then to the Class A-2 Noteholders (pro rata among the A-2a Notes and the Class A-2b Notes), the Class A-3 Noteholders and the Class A-4 Noteholders on a pro rata basis (based on the Outstanding Amount of each such Class), until the principal amount for such Class of Notes is reduced to zero; and

(6) any remaining Available Amounts to the Designated Account for distribution to the Certificateholders.

(c) If the Indenture Trustee, as a result of the operation of Section 5.04(a), is deemed to have a conflict of interest under the TIA and is required to resign as Indenture Trustee hereunder, the Issuer shall, pursuant to Section 6.08, cause the Servicer to appoint a successor Indenture Trustee.

(d) In accordance with Section 5.03(c), if an Event of Default shall have occurred and resulted in the acceleration of the Notes, the Indenture Trustee may do one or more of the following (subject to Section 5.05):

(1) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

(2) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(3) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders, including electing to maintain the Collateral and to continue to apply the proceeds from the Collateral in accordance with Section 5.04(b); and

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(4) sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Collateral following an Event of Default, other than an Event of Default described in Section 5.01(a) or (b), unless (A) the Holders of 100% of the Outstanding Amount of the Notes consent thereto, or (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest at the date of such sale or liquidation, (C) the Indenture Trustee determines that the Owner Trust Estate may not continue to provide sufficient funds on an ongoing basis to make all payments of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of at least 66 2/3% of the Outstanding Amount of the Notes, voting as a single class, or (D) the Servicer exercises its option to purchase the Receivables pursuant to Section 9.01 of the Sale and Servicing Agreement and Section 10.01 hereof. In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Owner Trust Estate for such purpose.

(e) The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the related record date, payment date and amount to be paid.

SECTION 5.05 Optional Preservation of the Collateral. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, unless otherwise directed by the Holders of at least a majority of the Outstanding Amount of the Notes, voting as a single class, but need not, elect to maintain possession of the Collateral and direct the Issuer, Servicer and Administrator not to take steps to liquidate the Receivables. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

SECTION 5.06 Limitation of Suits. Except to the extent expressly set forth in Section 7.07 of this Indenture or Section 4.4 of the Purchase Agreement, no Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture or the other Basic Documents, or for the appointment of a receiver or trustee, or for any other remedy hereunder unless such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default or breach of the Basic Documents by a party thereto (an “Action”), and:

(a) the Event of Default or Action, as applicable, arises from the Servicer’s failure to remit payments when due; or

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(b) the Holders of not less than 25% of the Outstanding Amount of the Notes, voting as a single class have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default or Action, as applicable in its own name as Indenture Trustee hereunder and have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request, the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings, and no direction inconsistent with that written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in principal amount of those outstanding Notes (or relevant class or classes of Notes).

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Amount of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

SECTION 5.07 Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note and in this Indenture (in each case with reference to the calculations to be made pursuant to the Sale and Servicing Agreement), and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 5.08 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

SECTION 5.09 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

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SECTION 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or the Noteholders, as the case may be.

SECTION 5.11 Control by Noteholders. The Holders of a majority of the Outstanding Amount of the Notes, voting as a single class, shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture or the other Basic Documents; and

(b) any direction to the Indenture Trustee to sell or liquidate the Collateral shall be by Holders of Notes representing not less than the applicable percentage of the Outstanding Amount of the Notes set forth in Section 5.04(d)(4); and

(c) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

SECTION 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02 or the liquidation or sale of the Collateral pursuant to Section 5.04, the Holders of a majority of the Outstanding Amount of the Notes, voting as a single class, may waive any past Default or Event of Default and its consequences except a Default or Event of Default in (a) payment of principal or interest on the Notes or (b) an Event of Default in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note or Note Owner by such Holder’s acceptance of such Note or beneficial interest therein, as the case may be, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses

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made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or a group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes, or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

SECTION 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15 Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Owner Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(a).

SECTION 5.16 Performance and Enforcement of Certain Obligations.

(a) Promptly following a request from the Indenture Trustee to do so and at the Administrator’s expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller and the Servicer, as applicable, of each of their obligations to the Issuer or to each other under or in connection with the Sale and Servicing Agreement, or by the Seller of its remedies under or in connection with the Purchase Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with each such agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their respective obligations under the Sale and Servicing Agreement or the Purchase Agreement.

(b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone, confirmed in writing promptly thereafter) of the Holders of a majority of the Outstanding Amount of the Notes, voting as a single class, shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale and Servicing Agreement, the Purchase Agreement, or against the Administrator under the Administration Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, the Servicer or the Administrator, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension, or waiver thereunder and any right of the Issuer to take such action shall be suspended.

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ARTICLE VI

The Indenture Trustee

SECTION 6.01 Duties of Indenture Trustee. The Indenture Trustee, both prior to and after the occurrence of a Servicer Default under the Sale and Servicing Agreement, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.

(a) The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that shall be specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they conform on their face to the requirements of this Indenture.

(b) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misfeasance; provided, however, that:

(1) the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture, the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee, the permissive right of the Indenture Trustee to do things enumerated in this Indenture shall not be construed as a duty and, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Indenture Trustee and conforming on their face to the requirements of this Indenture;

(2) the Indenture Trustee shall not be personally liable for an error of judgment made in good faith, unless it shall be proved that the Indenture Trustee was negligent in performing its duties in accordance with the terms of this Indenture; and

(3) the Indenture Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the direction of the Holders of at least a majority of the Outstanding Amount of the Notes, voting as a single class, relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee under this Indenture.

(c) The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Indenture, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

31	(NAROT 2023-A Indenture)

(d) All information obtained by the Indenture Trustee regarding the Obligors and the Receivables contained in the Issuer, whether upon the exercise of its rights under this Indenture or otherwise, shall be maintained by the Indenture Trustee in confidence and shall not be disclosed to any other Person, unless such disclosure is required by any applicable law or regulation or pursuant to subpoena.

(e) If pursuant to Section 4.06 of the Sale and Servicing Agreement, an Authorized Officer of the Indenture Trustee discovers that a covenant of the Servicer has been breached with respect to a Receivable that would materially and adversely affect such Receivable, the Indenture Trustee shall give prompt written notice to the Servicer and the Owner Trustee of such incorrectness.

(f) The Indenture Trustee shall not be deemed to have knowledge of any Default or Event of Default, breach of representation or warranty or other event unless an Authorized Officer has actual knowledge thereof or has received written notice thereof in accordance with the provisions of this Indenture. For the avoidance of doubt, receipt by the Indenture Trustee of a Review Report shall not constitute actual knowledge of any breach of representation or warranty.

(g) In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics or pandemics, and interruptions, loss or malfunctions of utilities, communications systems or services; provided, that the Indenture Trustee shall use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(h) In no event shall the Indenture Trustee be liable for any costs, expenses and/or liabilities that could be allocated to a requesting party.

(i) The Indenture Trustee shall not be obligated to monitor, supervise or enforce the performance of the Depositor or the Sponsor under the Basic Documents, except as otherwise expressly specified herein.

(j) In no event shall the Indenture Trustee be liable for failure to perform its obligations hereunder if such failure is a result of another Transaction Party’s failure to perform its responsibilities or obligations in this Indenture or other Basic Documents.

SECTION 6.02 Rights of Indenture Trustee.

(a) Except as otherwise provided in Section 6.01:

(1) the Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of an authorized signatory, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, including, without limitation, provided to it via email or other suitable means of electronic distribution as permitted in writing by the Indenture Trustee;

32	(NAROT 2023-A Indenture)

(2) the Indenture Trustee may consult with counsel, accountants and experts and the advice of such counsel, accountants or experts or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Indenture in good faith and in accordance with such advice or Opinion of Counsel;

(3) other than in connection with an Asset Review pursuant to Sections 7.08(a) or (b), the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Sale and Servicing Agreement, or to institute, conduct or defend any litigation under this Indenture, or in relation to this Indenture or the Sale and Servicing Agreement, at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture or the Sale and Servicing Agreement, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by it, its agents and its counsel in compliance with such request, order or direction;

(4) the Indenture Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(5) the Indenture Trustee shall not be bound to recalculate, reverify, or make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Administrator or, if paid by the Indenture Trustee, shall be reimbursed by the Administrator upon demand; and nothing in this clause shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors;

(6) the Indenture Trustee may execute any of the trusts or powers under this Indenture or perform any duties under this Indenture either directly or by or through agents or attorneys or a custodian, and the Indenture Trustee shall not be liable for the misconduct of such agents or attorneys if such agents or attorneys have been selected by the Indenture Trustee with reasonable care;

(7) in order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, each of the parties agrees to provide the Indenture Trustee upon its reasonable request from time to time such identifying information and documentation as may be reasonably available for such party in order to enable the Indenture Trustee to comply with Applicable Law;

33	(NAROT 2023-A Indenture)

(8) the rights, privileges, protections, immunities and benefits given to the Indenture Trustee herein, including the right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in its capacities as Indenture Trustee, Paying Agent and Secured Party under the Basic Documents; and

(9) all communications, notices, instruction and other documents to be received by the Indenture Trustee (with the exception of those for which a non-electronic signature is expressly requested by the Indenture Trustee) may be provided to it via email with receipt confirmed via reply email, if requested, or other suitable means of electronic distribution as permitted in writing by the Indenture Trustee.

(10) Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate (with respect to factual matters) and/or an Opinion of Counsel (with respect to matters of law), as applicable. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(11) The Indenture Trustee will not be responsible for special, indirect, punitive, or consequential damages.

(b) No Noteholder will have any right to institute any proceeding with respect to this Indenture except upon satisfying the conditions set forth in Section 5.06.

(c) No provision of this Indenture shall be deemed to impose any duty or obligation on the Indenture Trustee or take or omit to take any action, suffer any action to be taken or omitted, in the performance of its duties, or to exercise any right or power hereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would, in the judgment of the Indenture Trustee, expose it to liability or violate applicable law binding upon it (which determination may be based on an Opinion of Counsel).

SECTION 6.03 Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the Holder, beneficial owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, in so doing the Indenture Trustee must comply with Sections 6.11 and 6.12.

SECTION 6.04 Indenture Trustee’s Disclaimer. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or the Notes (other than the execution by the Indenture Trustee on behalf of the Issuer of, and the certificate of authentication on, the Notes), or of the Certificates. The Indenture Trustee shall have no obligation to perform any of the duties of the Servicer or the Administrator unless explicitly set forth in this Indenture. The Indenture Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of the Notes or any Receivable, any ownership interest in any Financed Vehicle, or the maintenance of any such ownership interest, or for or with respect to the

34	(NAROT 2023-A Indenture)

efficacy of the Issuer or its ability to generate the payments to be distributed to Noteholders under this Indenture, including without limitation the validity of the assignment of the Receivables to the Issuer or of any intervening assignment; the existence, condition, location and ownership of any Receivable or Financed Vehicle; the existence and enforceability of any physical damage or credit life or credit disability insurance; the existence and contents of any retail installment sales contract or any computer or other record thereof; the completeness of any retail installment sales contract; the performance or enforcement of any retail installment sales contract; the compliance by the Issuer with any covenant or the breach by the Issuer, Seller or Servicer of any warranty or representation made under this Indenture or in any Basic Document or other related document and the accuracy of any such warranty or representation prior to the Indenture Trustee’s receipt of notice or other discovery of any noncompliance therewith or any breach thereof; the acts or omissions of the Issuer, Seller or the Servicer; or any action by the Indenture Trustee taken at the instruction of the Issuer or Servicer, provided, however, that the foregoing shall not relieve the Indenture Trustee of its obligation to perform its duties under this Indenture. Except with respect to a claim based on the failure of the Indenture Trustee to perform its duties under this Indenture or based on the Indenture Trustee’s willful misconduct, bad faith or negligence, no recourse shall be had for any claim based on any provision of this Indenture, the Notes or Certificates or assignment thereof against the institution serving as the Indenture Trustee in its individual capacity. The Indenture Trustee shall not have any personal obligation, liability or duty whatsoever to any Noteholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Issuer or any indemnitor who shall furnish indemnity as provided in this Indenture. The Indenture Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds of such Notes, or for the use or application of any funds paid to the Servicer in respect of the Notes.

SECTION 6.05 Notice of Defaults. If an Authorized Officer of the Indenture Trustee has actual knowledge or has received written notice that a Default has occurred and is continuing, the Indenture Trustee shall mail to each Noteholder notice of such Default within 10 days of the occurrence thereof. Except in the case of a Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold such notice if and so long as a committee of its Authorized Officers in good faith determines that withholding the notice is in the interests of Noteholders.

SECTION 6.06 Reports by Indenture Trustee to Holders. The Indenture Trustee shall deliver or cause to be delivered annually to each Noteholder of record such information as may be required to enable such Person to prepare its federal and state income tax returns.

SECTION 6.07 Compensation and Indemnity. The Administrator shall pay to the Indenture Trustee from time to time reasonable compensation for its services as have been separately agreed upon between the Administrator and the Indenture Trustee. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Administrator shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses (including extraordinary out-of-pocket expenses) incurred or made by it, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts including in connection with the Indenture Trustee’s performance of its obligations under Section 4.4 of the Purchase Agreement and Sections 7.07 and 7.08 of this Indenture. The

35	(NAROT 2023-A Indenture)

Administrator shall indemnify each of the Indenture Trustee and the Calculation Agent against any and all loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of this Indenture or any of the Basic Documents and the performance of its duties hereunder or thereunder, including legal fees and expenses incurred in connection with the enforcement by such Person of any indemnification or other obligation of the Issuer or Administrator, provided, that the Administrator shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee or the Calculation Agent, as applicable, through the Indenture Trustee’s or the Calculation Agent’s, as applicable, own willful misconduct, negligence or bad faith. The Indenture Trustee or the Calculation Agent, as applicable, shall notify the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee or the Calculation Agent, as applicable, to so notify the Administrator shall not relieve the Administrator of its obligations hereunder. The Administrator shall defend any such claim, and the Indenture Trustee or the Calculation Agent, as applicable, may have separate counsel and the Administrator shall pay the fees and expenses of such counsel. To the extent not paid by the Administrator and outstanding for at least 60 days, such fees and indemnities, as applicable, shall be paid by the Issuer pursuant to Section 5.06 of the Sale and Servicing Agreement, provided, that prior to such payment pursuant to the Sale and Servicing Agreement, the Indenture Trustee or the Calculation Agent, as applicable, shall notify the Administrator in writing that such fees and indemnities, as applicable, have been outstanding for at least 60 days. If such fees and indemnities, as applicable, are paid pursuant to Section 5.06 of the Sale and Servicing Agreement, the Administrator shall reimburse the Issuer in full for such payments.

The Administrator’s payment obligations to the Indenture Trustee and the Calculation Agent pursuant to this Section shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(e) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

SECTION 6.08 Replacement of Indenture Trustee. The Indenture Trustee may resign at any time by providing 30 days prior written notice of its resignation to the Issuer. Noteholders representing a majority of the Outstanding Amount may remove the Indenture Trustee at any time and appoint a successor Indenture Trustee with 30 days prior written notice to the Indenture Trustee and the Owner Trustee. The Administrator may remove the Indenture Trustee if:

(a) the Indenture Trustee fails to comply with Section 6.11;

(b) the Indenture Trustee is adjudged a bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(d) the Indenture Trustee otherwise becomes legally or practically incapable of fulfilling its duties hereunder.

36	(NAROT 2023-A Indenture)

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Servicer shall promptly appoint a successor Indenture Trustee. The successor Indenture Trustee shall pay all reasonable costs and expenses incurred in connection with removing and replacing the Indenture Trustee for a series of Notes and transferring the predecessor Indenture Trustee’s duties and obligations to the successor Indenture Trustee. To the extent not paid by the successor Indenture Trustee, the Administrator shall pay all reasonable costs and expenses incurred in connection with removing and replacing the Indenture Trustee for a series of Notes and transferring the predecessor Indenture Trustee’s duties and obligations to the successor Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Servicer, the Owner Trustee and the Administrator. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to the Noteholders and the Certificateholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Administrator or the Holders of a majority in Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may at any time thereafter petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer’s and the Administrator’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

SECTION 6.09 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another Person, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee if such surviving Person or transferee corporation or banking shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Issuer, the Owner Trustee and the Administrator reasonable prior written notice of any such transaction (and the Administrator will provide notice thereof to each Rating Agency pursuant to Section 1(d) of the Administration Agreement).

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated;

37	(NAROT 2023-A Indenture)

and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

SECTION 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Owner Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Issuer, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Owner Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(1) all rights, powers, duties and obligations conferred or imposed upon such separate trustee or co-trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in and/or directing such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(2) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(3) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts thereupon conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

38	(NAROT 2023-A Indenture)

(d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of “Baa3” or better by Moody’s and “BBB” or better by Fitch, or otherwise acceptable to the Rating Agencies. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 6.12 Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE VII

Noteholders’ Lists and Reports

SECTION 7.01 Note Registrar To Furnish Names and Addresses of Noteholders. The Note Registrar shall furnish or cause to be furnished to the Indenture Trustee, the Owner Trustee, the Servicer or the Administrator, within 15 days after receipt by the Note Registrar of a written request therefrom, a list of the names and addresses of the Noteholders of any Class as of the most recent Record Date. If three or more Noteholders, or one or more Holders evidencing not less than 25% of the Outstanding Amount of the Notes (hereinafter referred to as “Applicants”), apply in writing to the Indenture Trustee, and such application states that the Applicants desire to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and such application is accompanied by a copy of the communication that such Applicants propose to transmit, then the Indenture Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Noteholders. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication by proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders. Every Noteholder, by receiving and holding a Note, agrees with the Indenture Trustee and the Issuer that none of the Indenture Trustee, the Owner Trustee, the Issuer, the Servicer or the Administrator shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders under this Indenture, regardless of the source from which such information was derived.

39	(NAROT 2023-A Indenture)

If the Indenture Trustee shall cease to be the Note Registrar, then thereafter the Administrator will furnish or cause to be furnished to the Indenture Trustee not more than five days after the most recent Record Date or at such other times as the Indenture Trustee reasonably may request in writing, a list, in such form as the Indenture Trustee reasonably may require, of the names and addresses of the Holders of Notes as of such Record Date.

SECTION 7.02 Preservation of Information; Communications to Noteholders.

(a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

(c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 3.12(c).

SECTION 7.03 Reports by Issuer.

(a) The Issuer shall:

(1) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(2) file with the Indenture Trustee and the Commission in accordance with the rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

40	(NAROT 2023-A Indenture)

(b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on March 31 of each year, unless the fiscal year of the Servicer ends on some other date, in which case, the fiscal year of the Issuer shall be the same as the fiscal year of the Servicer.

SECTION 7.04 Reports by Indenture Trustee. If required by TIA Section 313(a), within 60 days after the end of each Fiscal Year of the Issuer, beginning with the fiscal year ending March 31, 2024, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that sets forth information required by TIA Section 313(a), including any change to its eligibility and qualification to continue as Indenture Trustee under this Indenture, any amounts advanced by it under this Indenture, the amount, interest rate and maturity date of certain indebtedness owed by the Issuer to such Indenture Trustee, in its individual capacity, the property and funds physically held by such Indenture Trustee in its capacity as such, and any action taken by it that materially affects the Notes and that has not been previously reported. The Indenture Trustee also shall comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

SECTION 7.05 Indenture Trustee Website. The Indenture Trustee may make available to the Noteholders, via the Indenture Trustee’s website, all reports or notices required to be provided by the Indenture Trustee under the terms of this Indenture and, with the consent or at the direction of the Servicer, such other information regarding the Notes as the Indenture Trustee may have in its possession. Any information that is disseminated in accordance with the provisions of this Section 7.05 shall not be required to be disseminated in any other form or manner. Except for documents prepared by the Indenture Trustee and subject to its obligations under this Indenture, the Indenture Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

The Indenture Trustee’s internet website shall be initially located at https://pivot.usbank.com or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the parties hereto. In connection with providing access to the Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer.

SECTION 7.06 Information to be Provided by the Indenture Trustee. The Indenture Trustee shall provide the Issuer and the Servicer (each, a “Nissan Party,” and collectively, the “Nissan Parties”) with (i) notification pursuant to Section 6.01(e), as soon as practicable and in any event within ten Business Days, (ii) not later than the tenth day of each calendar month (or, if such day is not a Business Day, the immediately following Business Day), beginning May 10, 2023, a report substantially in the form of Exhibit B with respect to any demands communicated to an Authorized Officer of the Indenture Trustee during the immediately preceding calendar month (or, in the case of the initial notice, since the Closing Date) for the repurchase of any Receivable pursuant to Section 4.3 of the Purchase Agreement, and (iii) promptly upon the request by a Nissan Party, any information in its possession reasonably requested by a Nissan Party to facilitate compliance by the Nissan Parties with Rule 15Ga-1 under the Exchange Act and Items 1104(e) and 1121(c) of Regulation AB. In no event shall the Indenture Trustee be deemed to be a “securitizer” as defined in Section 15G(a) of the Exchange Act, nor shall it have any responsibility for making any filing required to be made by a securitizer under the Exchange Act or Regulation AB.

41	(NAROT 2023-A Indenture)

SECTION 7.07 Noteholder Demand for Repurchase; Dispute Resolution.

(a) If an Investor becomes aware of a breach of NMAC’s representations and warranties in Section 3.2(b) of the Purchase Agreement that would require NMAC to repurchase a Receivable pursuant to Section 4.3 of the Purchase Agreement, such Investor (the “Requesting Investor”) may, or by written notice to the Indenture Trustee may direct the Indenture Trustee to, notify NMAC in writing of such breach and request that NMAC repurchase the related Receivable. Any such request, and any related direction to the Indenture Trustee, shall identify the Receivable, as well as the related breach of representation or warranty. If the Requesting Investor is a Note Owner, then each written notice from such Requesting Investor must be accompanied by Verification Documents. Upon receipt of any written notice of a repurchase request that complies with the requirements of this Section 7.07(a), the Indenture Trustee shall forward such written notice to NMAC and request that NMAC repurchase the related Receivable pursuant to Section 4.3 of the Purchase Agreement. For avoidance of doubt, following delivery of such notice and request to NMAC, the Indenture Trustee shall have no responsibility or liability for the determination by NMAC to repurchase or not to repurchase the related Receivable or for monitoring whether or not such repurchase occurs.

(b) If a Requesting Investor requests, or directs the Indenture Trustee to request, the repurchase of a Receivable pursuant to clause (a) above, and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of such Requesting Investor, within 180 days of the receipt of notice of the request by NMAC, the Requesting Investor may, or by written notice to the Indenture Trustee may direct the Indenture Trustee to, refer the matter to either mediation or arbitration pursuant to Section 4.4 of the Purchase Agreement.

SECTION 7.08 Asset Review Voting.

(a) If the Delinquency Percentage on any Distribution Date exceeds the Delinquency Trigger, then Noteholders (if the Notes are represented by Definitive Notes) or Note Owners (if the Notes are represented by Book-Entry Notes) holding at least 5% of the Outstanding Amount as of the filing of the Form 10-D that disclosed that the Delinquency Percentage exceed the Delinquency Trigger (the “Instituting Noteholders”) may elect to initiate a vote to determine whether the Asset Representations Reviewer should conduct an Asset Review by giving written notice to the Indenture Trustee of their desire to institute such a vote within 90 days after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. If any Instituting Noteholder is not a Noteholder as reflected on the Note Register, the Indenture Trustee may require such Instituting Noteholder to provide Verification Documents to confirm that such Instituting Noteholder is, in fact, a Note Owner. If the Instituting Noteholders initiate a vote as described in this clause (a), the Indenture Trustee shall submit the matter to a vote of all Noteholders, which shall be through the Clearing Agency if the Notes are represented by Book-Entry Notes. The Indenture Trustee may set a Record Date for purposes of determining the identity of Noteholders or Note Owners, as applicable, entitled to vote in accordance with TIA Section

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316(c). The vote will remain open until the 120th day after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. The “Noteholder Direction” shall be deemed to have occurred if Noteholders representing at least a majority of the voting Noteholders vote in favor of directing an Asset Review of the Subject Receivables by the Asset Representations Reviewer. Following the completion of the voting process, the next Form 10-D filed by the Seller will disclose whether or not a Noteholder Direction has occurred.

(b) Within 5 Business Days of the Review Satisfaction Date, the Indenture Trustee will send a Review Notice to NMAC, the Seller, the Servicer and the Asset Representations Reviewer.

(c) Notwithstanding clauses (a) and (b) of this Section 7.08, an Investor (if the Notes are represented by Definitive Notes) or Note Owner (if the Notes are represented by Book-Entry Notes) need not direct that an Asset Review be performed prior to (i) notifying (or directing the Indenture Trustee to notify) NMAC of a breach of NMAC’s representations and warranties in Section 3.2(b) of the Purchase Agreement that would require NMAC to repurchase a Receivable pursuant to Section 4.3 of the Purchase Agreement or (ii) referring the matter, at its discretion, to either mediation or arbitration pursuant to Section 4.4 of the Purchase Agreement.

(d) For the avoidance of doubt, the Indenture Trustee shall not be required to (i) determine whether, or give notice to Noteholders that, a Delinquency Trigger has occurred or (ii) determine which assets are subject to an Asset Review by the Asset Representations Reviewer.

ARTICLE VIII

Accounts, Disbursements and Releases

SECTION 8.01 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Owner Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

SECTION 8.02 Accounts.

(a) On or prior to the Closing Date, the Issuer shall cause the Servicer to establish and maintain, in the name of the Indenture Trustee until the Outstanding Amount of the Notes is zero, and thereafter, in the name of the Issuer, the Collection Account as provided in Section 5.01 of the Sale and Servicing Agreement.

(b) On or prior to the Closing Date, the Issuer will cause the Servicer to establish and maintain in the name of the Indenture Trustee, until the Outstanding Amount of the Notes is zero, the Reserve Account as provided in Section 5.01 of the Sale and Servicing Agreement. On or prior to the Closing Date, the Issuer shall cause to be deposited an amount equal to the Reserve Account Initial Deposit into the Reserve Account.

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(c) The Indenture Trustee shall transfer all amounts remaining on deposit in the Collection Account on the Distribution Date on which the Notes of all Classes have been paid in full (or substantially all of the Collateral is otherwise released from the lien of this Indenture) to the Designated Account and shall take all necessary or appropriate actions to transfer all of its right, title and interest in the Collection Account, all funds or investments held therein and all proceeds thereof, whether or not on behalf of the Securityholders, to the Owner Trustee for the benefit of the Certificateholders, subject to the limitations set forth herein with respect to amounts held for payment to Noteholders that do not promptly deliver a Note for payment on such Distribution Date.

SECTION 8.03 General Provisions Regarding Accounts.

(a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Accounts shall be invested in Eligible Investments and reinvested by the Indenture Trustee at the written direction of the Servicer, subject to the provisions of Section 5.01 of the Sale and Servicing Agreement. All income or other gain from investments of moneys deposited in the Collection Account shall be deposited by the Indenture Trustee in the Collection Account and paid to the Servicer as servicing compensation on any Business Day on or after which such amount is deposited in the Collection Account, and any loss resulting from such investments shall be charged to such account. Subject to the provisions of Section 5.07 of the Sale and Servicing Agreement, all income or other gain from investments of moneys deposited in the Reserve Account shall be paid to the Servicer on any Business Day on or after which such amount is deposited in the Reserve Account, and any loss resulting from such investments shall be charged to such account. The Servicer will not direct the Indenture Trustee, and the Issuer shall cause the Servicer not, to make any investment of any funds or to sell any investment held in the Accounts unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Servicer shall deliver to the Indenture Trustee an Opinion of Counsel, reasonably acceptable to the Indenture Trustee, to such effect.

(b) Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Collection Account or the Reserve Account resulting from any loss on any Eligible Investment included therein at the direction of the Servicer, except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with the terms thereof.

(c) If (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Collection Account or the Reserve Account to the Indenture Trustee by 5:00 p.m. Eastern Time (or such other time as may be agreed by the Servicer and Indenture Trustee) on any Business Day or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable

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pursuant to Section 5.02 or (iii) if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Owner Trust Estate are being applied in accordance with Section 5.05 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Accounts in an Eligible Investment specified in an interest-bearing money market deposit account at U.S. Bank National Association.

(d) Except as otherwise provided hereunder or agreed in writing among the parties hereto, the Servicer shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any securities held hereunder, and, in general, to exercise each and every other power or right with respect to each such asset or investment as individuals generally have and enjoy with respect to their own assets and investment, including power to vote upon any securities.

SECTION 8.04 Release of Owner Trust Estate.

(a) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b) The Indenture Trustee shall, at such time as there are no Notes outstanding and all sums due the Indenture Trustee pursuant to Section 6.07 (as certified by an authorized officer of the Issuer in the officer’s certificate delivered to the Trustee) have been paid, release any remaining portion of the Owner Trust Estate that secured the Notes from the lien of this Indenture and release to or to the order of the Issuer, any funds entitled thereto then on deposit in the Collection Account and the Reserve Account. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Officer’s Certificate and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01.

SECTION 8.05 Release of Receivables Upon Purchase by NMAC or the Servicer.

(a) Upon repurchase of any Receivable by NMAC pursuant to Section 4.3 of the Purchase Agreement or any purchase of any Receivable by the Servicer pursuant to Section 4.06 or Section 9.01 of the Sale and Servicing Agreement, the Indenture Trustee, on behalf of the Noteholders, shall, without further action, be deemed to release from the Lien of this Indenture such repurchased Receivable, all monies due or to become due with respect thereto and all proceeds thereof and the other property with respect to such Receivable, and all security and any documents relating thereto, and NMAC or the Servicer, as applicable, shall thereupon own each such Receivable, and all such related security and documents, free of any further obligation to the Issuer, the Indenture Trustee or the Noteholders with respect thereto.

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(b) The Indenture Trustee shall execute such documents and instruments and take such other actions as shall be reasonably requested by NMAC or the Servicer, as the case may be, to effect the release of such Receivable pursuant hereto and the assignment of such Receivable by the Issuer pursuant to Section 9.02 of the Sale and Servicing Agreement.

SECTION 8.06 Opinion of Counsel. The Indenture Trustee shall receive at least seven days’ notice when requested by the Issuer to take any action pursuant to Section 8.04(a) (provided that the Indenture Trustee in its discretion may waive such notice), accompanied by copies of any instruments involved, and the Indenture Trustee may also require (and shall require, to extent required by the TIA), except in connection with any action contemplated by Section 8.04(b), as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Owner Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

ARTICLE IX

Supplemental Indentures

SECTION 9.01 Supplemental Indentures Without Consent of Noteholders.

(a) Except as provided in Section 9.02, without the consent of any other Person, the Issuer and the Indenture Trustee (when so directed by an Issuer Order), may enter into one or more amendments or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or for the purpose of modifying in any manner the rights of the Noteholders under this Indenture; provided that (i) either (A) any amendment or supplemental indenture that materially and adversely affects the Noteholders shall require the consent of Noteholders holding not less than a majority of the Outstanding Amount voting together as a single class, or (B) such amendment or supplemental indenture shall not materially and adversely affect the Noteholders, and (ii) any amendment or supplemental indenture that adversely affects the interests of the Servicer, the Certificateholders, the Indenture Trustee, the Owner Trustee or the Administrator shall require the prior consent of the Persons whose interests are adversely affected, provided that the consent of the Servicer, the Certificateholders, the Owner Trustee or the Administrator, as the case may be, shall be deemed to have been given if the Depositor does not receive a written objection from such Person within 10 Business Days after a written request for such consent shall have been given. A supplement or amendment shall be deemed not to materially and adversely affect the interests of the Noteholders if (i) the Rating Agency Condition is satisfied with respect to such supplement or amendment, or (ii) the Depositor delivers an Officer’s Certificate to the Indenture Trustee stating that such supplement or amendment will not materially and adversely affect the Noteholders.

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(b) It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such Person consents to the substance thereof.

(c) Prior to the execution of any amendment or supplemental indenture pursuant to this Section or Section 9.02, the Issuer shall provide each Rating Agency, the Certificateholders, the Depositor, the Owner Trustee and the Indenture Trustee with written notice of the substance of such supplement. No later than 10 Business Days after the execution of any supplemental indenture, the Issuer shall furnish a copy of such supplement to each Rating Agency, the Servicer, the Certificateholders, the Indenture Trustee and the Owner Trustee.

(d) The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations as may be therein contained.

(e) Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Noteholders to which such amendment or supplemental indenture relates a notice (to be provided by the Issuer) setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

(f) The Indenture Trustee shall be under no obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment or supplemental indenture. When the Rating Agency Condition is satisfied with respect to such amendment or supplemental indenture, the Servicer shall deliver to the Indenture Trustee an Officer’s Certificate to that effect, and the Indenture Trustee may conclusively rely upon the Officer’s Certificate from the Servicer that a Rating Agency Condition has been satisfied with respect to such amendment or supplemental indenture.

SECTION 9.02 Supplemental Indentures with Consent of Noteholders. The Issuer and the Indenture Trustee, when requested by an Issuer Order, also may, with the consent of Noteholders holding not less than a majority of the Outstanding Amount voting together as a single class, by Action of such Noteholders delivered to the Issuer and the Indenture Trustee, enter into one or more amendments or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture, subject to prior notice to the Rating Agencies and provided that no such supplemental indenture entered into in accordance with this Section 9.02 shall, without the consent of the Noteholder of each Outstanding Note affected thereby:

(1) change the Final Scheduled Distribution Date of or the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate thereon or the Redemption Price with respect thereto;

(2) reduce the percentage of the Outstanding Amount, the consent of the Noteholders of which is required for any such amendment or supplemental indenture or the consent of the Noteholders of which is required for any waiver of compliance with provisions of this Indenture or Events of Default hereunder and their consequences provided for in this Indenture;

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(3) modify or alter the provisions of the proviso to the definition of the term “Outstanding;”

(4) reduce the percentage of the Outstanding Amount required to direct the Indenture Trustee to direct the Issuer to sell the Owner Trust Estate pursuant to Section 5.04(d)(4), if the proceeds of such sale would be insufficient to pay the Outstanding Amount plus accrued but unpaid interest on the Notes;

(5) reduce any percentage required to amend the sections of the Indenture that specify the applicable percentage of Outstanding Amount of the Notes necessary to amend the Indenture;

(6) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Owner Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security provided by the lien of this Indenture; or

(7) impair the right to institute suit for the enforcement of payment as provided in Section 5.07.

The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any amendment or supplemental indenture and any such determination shall be conclusive upon all Noteholders, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

It shall not be necessary for any Action of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Action shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any amendment or supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Noteholders and Certificateholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such amendment or supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or supplemental indenture.

SECTION 9.03 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee and the Owner Trustee shall be entitled to receive upon request therefor and (in the case of the case of the Indenture Trustee, subject to Sections 6.01 and 6.02) shall be fully protected in relying upon, an Opinion of Counsel from external counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. No amendment or modification of this Indenture which adversely affects the Owner Trustee shall be effective without its prior written consent. The Indenture Trustee and the Owner Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s or the Owner Trustee’s, as applicable, own rights, duties, liabilities or immunities under this Indenture or otherwise.

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SECTION 9.04 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be deemed to be modified and amended in accordance therewith with respect to the Notes, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.05 Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

SECTION 9.06 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE X

Redemption of Notes

SECTION 10.01 Optional Purchase of All Receivables. If NMAC, as Servicer, shall notify the Owner Trustee and the Indenture Trustee of its intention to exercise the option granted to it in Section 9.01 of the Sale and Servicing Agreement to purchase the Collateral (other than the Reserve Account), then the Indenture Trustee shall give written notice thereof to each Noteholder, in accordance with Section 10.02, as soon as practicable after their receipt of notice from the Servicer. Upon deposit by the Servicer or any successor to the Servicer of the amount necessary to effect such purchase of the Collateral (other than the Reserve Account), the Indenture Trustee shall make the final distributions to the Noteholders and the other distributions as set forth in Section 5.06 of the Sale and Servicing Agreement and shall promptly transfer all of its right, title and interest in and to any amounts or investments remaining on deposit in the Accounts to the Owner Trustee (in any event excluding any portion thereof necessary to make distributions to Noteholders described in Section 3.03), and release from the lien of this Indenture all of the remaining Collateral in accordance with Sections 8.04 and 8.05. The Indenture Trustee shall execute, deliver and file all agreements, certificates, instruments or other documents necessary or reasonably requested by the Issuer in order to effect such release and the transfer to the Issuer of the Collateral.

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SECTION 10.02 Form of Redemption Notice. Notice of redemption under Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed to each Holder of Notes as of the close of business on the Record Date of the month preceding the month of the applicable Redemption Date at such Holder’s address appearing in the Note Register. In addition, the Administrator shall notify each Rating Agency upon the redemption of the Notes, pursuant to the Administration Agreement.

All notices of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) the place where the Notes to be redeemed are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02); and

(d) that on the Redemption Date, the Redemption Price will become due and payable upon each such Note and that interest thereon shall cease to accrue from and after the Redemption Date.

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. In addition, the Issuer shall notify the Owner Trustee upon redemption of the Notes. Failure to give notice of redemption (or any defect therein) to any Noteholder shall not impair or affect the validity of the redemption of any other Note.

SECTION 10.03 Notes Payable on Redemption Date. The Notes to be redeemed shall, following notice of redemption as required by Section 10.02, become due and payable on the Redemption Date at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

ARTICLE XI

Miscellaneous

SECTION 11.01 Compliance Certificates and Opinions, etc.

(a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall, upon written request therefor from the Indenture Trustee, furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no such written request from the Indenture Trustee need be furnished (and only such expressly required documents need be delivered in connection therewith).

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(b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(c) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee (if so requested by the Indenture Trustee or required by the TIA) an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

Whenever the Issuer would be required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signatory thereof as to the matters described in this clause (c) if such an Officer’s Certificate had been requested by the Indenture Trustee or required by the TIA, regardless of whether such an Officer’s Certificate was so requested or required, the Issuer shall deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current calendar year of the Issuer, as set forth in the certificates delivered pursuant to clause (c), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

Notwithstanding Section 2.09 or any other provision of this Section, the Issuer may, without compliance with the requirements of the other provisions of this Section, (i) collect, liquidate, sell or otherwise dispose of Receivables and Financed Vehicles as and to the extent permitted or required by the Basic Documents, and (ii) make cash payments out of the Accounts as and to the extent permitted or required by the Basic Documents.

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SECTION 11.02 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

SECTION 11.03 Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Action” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

52	(NAROT 2023-A Indenture)

(b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 11.04 Notices to Indenture Trustee, Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Action of Noteholders or other documents provided or permitted by this Indenture shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, by facsimile or electronically by email (if an email address is provided), and addressed in each case as specified on Schedule I to the Sale and Servicing Agreement. Notices required to be given to the Rating Agencies hereunder shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and addressed in each case as specified on Schedule I to the Sale and Servicing Agreement or at such other address as shall be designated by written notice to the other parties; provided, however, that all notices, requests, reports, consents or other communications deliverable to any Rating Agency hereunder or under any other Basic Document shall be deemed to be delivered if a copy of such notice, request, report, consent or other communication has been posted on any website maintained by or on behalf of NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

SECTION 11.05 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

53	(NAROT 2023-A Indenture)

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

SECTION 11.06 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

SECTION 11.07 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.08 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.09 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

SECTION 11.10 Severability. If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be for any reason whatsoever held invalid or unenforceable in any jurisdiction, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Notes or the Certificates or the rights of the Holders thereof.

SECTION 11.11 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, the Owner Trustee and their successors hereunder, the Noteholders, any other party secured hereunder and any other Person with an ownership interest in any part of the Owner Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

54	(NAROT 2023-A Indenture)

SECTION 11.12 Governing Law; Submission to Jurisdiction; Wavier of Jury Trial.

(a) THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) Each of the parties hereto hereby irrevocably and unconditionally:

(1) submits for itself and its property in any Proceeding relating to this Indenture or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(2) consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(3) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 11.04 of this Indenture;

(4) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(5) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Indenture, any other Basic Document, or any matter arising hereunder or thereunder.

SECTION 11.13 Counterparts and Electronic Signature. This Indenture may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same instrument. Each party agrees that this Indenture and any other documents to be delivered in connection herewith may be digitally or electronically signed, and that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by a digital signature provider as specified in writing to the Indenture Trustee) appearing on this Indenture or such other documents shall have the same effect as manual signatures for the purpose of validity, enforceability and admissibility; provided, however, that any documentation with respect to the transfer of Notes or other securities presented to the Indenture Trustee, the Note Registrar or any other transfer agent must contain original, manually executed signatures. Other than with respect to instances in which manual signatures are expressly required by this paragraph, each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any digital or electronic signature appearing on this Indenture or any other documents to be delivered in connection herewith and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

55	(NAROT 2023-A Indenture)

SECTION 11.14 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

SECTION 11.15 Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or Certificates or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) the Seller, any Certificateholder or other owner of a beneficial interest in the Issuer, (iii) NMAC or (iv) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any Certificateholder or other owner of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

SECTION 11.16 No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they shall not, prior to the date which is one year and one day after the payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party, acquiesce, petition or otherwise invoke or cause such Bankruptcy Remote Party to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against such Bankruptcy Remote Party under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Bankruptcy Remote Party or any substantial part of its property, or ordering the winding up or liquidation of the affairs of such Bankruptcy Remote Party.

SECTION 11.17 Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause (at the expense of the requesting party) such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall

56	(NAROT 2023-A Indenture)

and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

[The remainder of this page intentionally left blank]

57	(NAROT 2023-A Indenture)

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

NISSAN AUTO RECEIVABLES 2023-A OWNER TRUST

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

S-1	(NAROT 2023-A Indenture)

EXHIBIT A

FORM OF CLASS [A-1] [A-2a] [A-2b] [A-3] [A-4] NOTE

[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS NOTE IS NOT AN OBLIGATION OF, AND WILL NOT BE INSURED OR GUARANTEED BY, ANY GOVERNMENTAL AGENCY OR NISSAN AUTO RECEIVABLES COMPANY II LLC, NISSAN MOTOR ACCEPTANCE COMPANY LLC, NISSAN NORTH AMERICA, INC., NISSAN MOTOR CO., LTD., ANY TRUSTEE OR ANY OF THEIR AFFILIATES. THE PRINCIPAL AND INTEREST ON THIS NOTE IS PAYABLE SOLELY FROM PAYMENTS ON THE RECEIVABLES AND AMOUNTS ON DEPOSIT IN THE RESERVE ACCOUNT.

EACH PURCHASER AND TRANSFEREE (AND IF THE PURCHASER OR TRANSFEREE IS A PLAN (AS DEFINED BELOW), ITS FIDUCIARY) OF THIS NOTE (OR ANY INTEREST HEREIN) WILL BE DEEMED TO (A) REPRESENT, WARRANT AND COVENANT THAT EITHER (I) IT IS NOT ACQUIRING AND WILL NOT HOLD THE NOTE (OR ANY INTEREST HEREIN) FOR, ON BEHALF OF OR WITH THE ASSETS OF ANY PLAN (AS DEFINED BELOW) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH OF THE FOREGOING, A “BENEFIT PLAN”) OR A PLAN (AS DEFINED BELOW) THAT IS SUBJECT TO A LAW THAT IS SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) THE ACQUISITION, HOLDING AND DISPOSITION OF THE NOTE (OR ANY INTEREST HEREIN) DOES NOT AND WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW AND (B) ACKNOWLEDGE AND AGREE THAT BENEFIT PLANS OR PLANS THAT ARE SUBJECT TO SIMILAR LAW MAY NOT ACQUIRE THIS NOTE AT ANY TIME THAT THE RATINGS ON THIS NOTE IS BELOW INVESTMENT GRADE OR

[1]	For Book-Entry Notes only.

A-1	(NAROT 2023-A Indenture)

THIS NOTE HAS BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES. FOR PURPOSES OF THE FOREGOING “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA, WHETHER OR NOT SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING.

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS, PURSUANT TO AN EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO.]

A-2	(NAROT 2023-A Indenture)

NISSAN AUTO RECEIVABLES 2023-A OWNER TRUST

[SOFR Rate + ] [____]% ASSET BACKED NOTES,

CLASS [A-1] [A-2a] [A-2b] [A-3] [A-4]

No. R-	$ CUSIP NO. ISIN No.

Nissan Auto Receivables 2023-A Owner Trust, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum of _______________ DOLLARS ($__________) payable on each Distribution Date in an aggregate amount, if any, payable from the Collection Account in respect of the principal on the Class [A-1] [A-2a] [A-2b] [A-3] [A-4] Notes pursuant to Section 3.01 of the Indenture dated as of April 26, 2023 (the “Indenture”), between the Issuer and U.S. Bank Trust Company, National Association, as Indenture Trustee (the “Indenture Trustee”) and Sections 5.06(a), (b) and (c) of the Sale and Servicing Agreement dated as of April 26, 2023 (the “Sale and Servicing Agreement”), among the Issuer, NARC II, as Seller, NMAC, as Servicer, and the Indenture Trustee (which amounts shall be limited to the portion of Available Amounts specified in such sections); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Distribution Date occurring on (the “Class [A-1] [A-2a] [A-2b] [A-3] [A-4] Final Scheduled Distribution Date”). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Indenture and the Sale and Servicing Agreement, as the case may be.

The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.01 of the Indenture. Interest on this Note will accrue for each Distribution Date, [for the Class A-1 Notes and the Class A-2b Notes: during the period from (and including) the Distribution Date during the calendar month preceding such Distribution Date (or in the case of the first Distribution Date, or if no interest has yet been paid, from (and including) the Closing Date) to (but excluding) such Distribution Date] [for the Class A-2a Notes, Class A-3 Notes and Class A-4 Notes: during the period from (and including) the 15th day of the preceding calendar month (or in the case of the first Distribution Date, or if no interest has yet been paid, from (and including) the Closing Date) to (but excluding) the 15th day of the month in which such Distribution Date occurs.] Interest will be computed on the basis specified in the Indenture for each Interest Period. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

A-3	(NAROT 2023-A Indenture)

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

A-4	(NAROT 2023-A Indenture)

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:

NISSAN AUTO RECEIVABLES 2023-A OWNER TRUST

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:
Name:
Title:

A-5	(NAROT 2023-A Indenture)

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

A-6	(NAROT 2023-A Indenture)

REVERSE OF NOTE

This Note is one of a duly authorized issue of Notes of the Issuer, designated as [SOFR Rate +] [____]% Asset Backed Notes, Class [A-1] [A-2a] [A-2b] [A-3] [A-4] (herein called the “Class [A-1] [A-2a] [A-2b] [A-3] [A-4] Notes”), all issued under the Indenture, to which Indentures and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class [A-1] [A-2a] [A-2b] [A-3] [A-4] Notes are subject to all terms of the Indenture.

The Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes, (collectively, the “Notes”) are and, except as otherwise provided in the Indenture and the Sale and Servicing Agreement, will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

Principal of the Class [A-1] [A-2a] [A-2b] [A-3] [A-4] Notes will be payable on each Distribution Date in an amount described in the Indenture. “Distribution Date” means the fifteenth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing May 15, 2023.

Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of a majority of the Outstanding Amount of the Notes, voting as a single class, have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture or following the exercise by the Servicer of its option to purchase the Receivables pursuant to Section 9.01 of the Sale and Servicing Agreement and Section 10.01 of the Indenture. In case of an unrescinded acceleration upon an Event of Default, all payments of interest and principal will be made to the Noteholders as set forth in Section 5.06(c) of the Sale and Servicing Agreement. In case of the optional purchase of the Receivables, all interest and all principal payments on the Class [A-1] [A-2a] [A-2b] [A-3] [A-4] Notes shall be made pro rata to the Class [A-1] [A-2a] [A-2b] [A-3] [A-4] Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name of such Note (or one or more Predecessor Notes) is registered on the Record Date by wire transfer in immediately available funds to the account designated by such nominee, except for the final installment of principal payable with respect to such Note on a Distribution Date or on the applicable Final Scheduled Distribution Date, which shall be payable as provided below. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed or transmitted by facsimile prior to such Distribution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in St. Paul, Minnesota.

A-7	(NAROT 2023-A Indenture)

The Issuer shall pay interest on overdue installments of interest at the Class [A-1] [A-2a] [A-2b] [A-3] [A-4] Interest Rate to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee as set forth in Section 2.04 of the Indenture, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) the Seller or any owner of a beneficial interest in the Issuer, (iii) NMAC or (iv) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time file, join in the filing of, or cooperate with or encourage others to file against a Bankruptcy Remote Party, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

A-8	(NAROT 2023-A Indenture)

The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes (other than the Retained Notes, if any) will qualify as indebtedness of the Issuer secured by the Owner Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes (other than the Retained Notes, if any) for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Indenture Trustee, when authorized by an Issuer Order, with prior notice to the Rating Agencies and with the consent of the Holders of a majority of the Outstanding Amount of the Notes, voting as a single class. Section 5.12 of the Indenture also contains provisions permitting the Holders of a majority of the Outstanding Amount of the Notes, voting as a single class, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law of the State of New York), and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws. In the event of any conflict or inconsistency between the terms of this Note and the terms of the Basic Documents, the terms of the Basic Documents shall control.

A-9	(NAROT 2023-A Indenture)

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

A-10	(NAROT 2023-A Indenture)

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                    */

Signature Guaranteed:

                                     */

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1	(NAROT 2023-A Indenture)

Exhibit B

ASSET REPURCHASE DEMAND ACTIVITY REPORT

Reporting Period:

X Check here if nothing to report.

Transaction	Loan No.	Activity During Period
		Date of Reputed Demand	Party Making Reputed Demand	Date of Withdrawal of Reputed Demand

NAROT 2023-A

B-1	(NAROT 2023-A Indenture)